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                                                                 EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-104080) and related Prospectus of National City Corporation for the registration of $1.5 billion of its preferred stock, debt securities, depositary shares and common stock and to the incorporation by reference therein of our Report on Consolidated Financial Statements of National City Corporation dated January 23, 2003 with respect to the Consolidated Financial Statements of National City Corporation and subsidiaries, and our Report on Internal Control dated January 23, 2003 with respect to management's assertion on internal control over financial reporting as of December 31, 2002 included in the Report of Management on Internal Control included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
May 5, 2003